EXHIBIT 10.35


                                   AMENDMENT NO. 1
                         MANUFACTURING AND SUPPLY AGREEMENT

      WITNESSETH, THIS AMENDMENT NO. 1 effective as of the date last written below (the "Amendment") to the Manufacturing and Supply Agreement dated December 22, 1999 (the "Agreement"), by and between Filtertek and HemaSure. The terms of the Agreement are hereby incorporated by reference into this Amendment. In the event of any conflict between the terms of the Agreement and the terms of this Amendment, then the terms of this Amendment shall control.

      WHEREAS, on or around April 7, 2000 the American Red Cross temporarily suspended use of HemaSure's r\LS system, a component of which is defined as the "Product" in the Agreement; and

      WHEREAS, HemaSure desires to reimburse Filtertek for certain costs associated with the Agreement, and to receive certain Product purchase price reductions due to the availability of manufacturing automation; in each case without HemaSure admitting that it is under any obligation whatsoever to do so and without HemaSure committing to any such future reimbursements; and

      WHEREAS, Filtertek is willing to accept such reimbursement from HemaSure and agree to a price reduction on future purchases of Products under the Agreement subject to all of the terms and conditions of the Agreement and this Amendment.

      NOW THEREFORE, in consideration of these promises and the mutual agreement herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. On or before September 29, 2000 HemaSure shall pay to Filtertek the amount of Five Hundred Twenty Five Thousand Dollars ($525,000) as a reimbursement for a portion of certain periodic and recurring costs incurred by Filtertek dining the period of April 7, 2000 through September 30, 2000 (the "Reimbursement Payment").

2. The Reimbursement Payment shall not be construed as an admission by HemaSure that HemaSure has breached any provision of the Agreement or that HemaSure has any liability or obligation of any kind to make such payment. Further, the Reimbursement Payment is made on a non-precedent basis and HemaSure shall not be obligated to make such payments in the future.

3. After the effective date of this Amendment, due to the availability of manufacturing automation, Filtertek agrees to a price reduction in the Product Pricing set forth in Attachment B over the next 2,500,000 units purchased by HemaSure from Filtertek under the Agreement (the "Reduced Price Units"). After HemaSure has purchased from Filtertek all of the Reduced Price Units, then the quantity of the Reduced Price Units shall be credited to the





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      Actual Annual Purchases for the appropriate Agreement Year for the purposes of determining Product Pricing for future purchases in accordance with Attachment B of the Agreement. During the time period when HemaSure is purchasing the Reduced Price Units, the Start-Up Pricing defined on Attachment B shall not apply to such purchases.

4. After September 30, 2000 the parties shall discuss in good faith the necessity for any future reimbursement payments and/or any further price reductions, but no party shall be obligated to effect any such payment or reductions.

      IN WITNESS WHEREOF, the parties have executed this Amendment in duplicate originals by their duly authorized representatives effective as of the date last written below.

FILTERTEK INC.:                    HEMASURE INC.:



/s/ Ronald J. Kay                  /s/ James Murphy
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Ronald J. Kay                      James Murphy
President                          Sr. Vice President & Chief Financial Officer



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Date                                Date



                                  /s/ Peter Sutcliffe
                                  ------------------------------------
                                  Peter Sutcliffe
                                  Vice President & Chief Operating Officer



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                                   Date